UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): March 18, 2014

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on a Form 8-K filed on March 24, 2014, Ocean Power Technologies, Inc. (the “Company”) and Dr. George W. Taylor, co-founder of the Company, agreed on a transitional arrangement pursuant to which Dr. Taylor retired from his position as Executive Vice Chairman of the Company effective March 18, 2014. The complete terms of the transition had not been determined and were not available at the time of that filing. The Company and Dr. Taylor executed an Executive Transition Agreement (the “Agreement”) on April 11, 2014, and the Company is hereby amending the previously filed Form 8-K to include a description of the terms of the Agreement.

In connection with his retirement, Dr. Taylor resigned from the Company’s board of directors effective April 11, 2014.

Pursuant to the Agreement, and consistent with his April 8, 2009 employment agreement in effect prior to the Agreement, the Company will provide Dr. Taylor with a transition payment equal to one year’s base salary, totaling $475,000, and continued participation in the Company’s welfare benefit plans for 12 months. In order to efficiently transition matters, the Company will retain a company owned by Dr. Taylor for consulting services on an as-needed basis for a period of 15 months at a consulting fee of $20,000 per month. The Company has agreed to accelerate the vesting of all of Dr. Taylor’s outstanding equity awards and extend the exercisability of certain options for a period of three years following the end of the consulting period. In addition, the Board of Directors will designate Dr. Taylor with the honorary title “Chairman Emeritus,” reflecting his many years of service and significant contributions to the Company.

Dr. Taylor and the Company have agreed to a mutual release of claims in connection with his departure, and Dr. Taylor continues to be bound by restrictive covenants set forth in his April 8, 2009 employment agreement, including a 12-month non-competition and non-solicitation covenant. Pursuant to federal law, Dr. Taylor may rescind the Agreement any time within seven days after the date of his signature, which would nullify the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Executive Transition Agreement between Ocean Power Technologies, Inc. and George W. Taylor, dated April 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: April 17, 2014	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer

EXHIBIT INDEX

No.	Title

10.1	Executive Transition Agreement between Ocean Power Technologies, Inc. and George W. Taylor, dated April 11, 2014.